Power of Attorney

I, John R. Liddicoat, M.D., 710 Medtronic Parkway, Minneapolis,
MN 55432-5604 do hereby appoint each of:


Martha Ha, Vice President, Assistant Secretary and Chief Counsel
- Corporate Governance, Privacy, Enterprise Contracting and
Mergers and Acquisitions, Medtronic plc, 710 Medtronic Parkway,
Minneapolis, MN 55432-5604

Sarah M. Maveus, Prinicpal Legal Countsel, Medtronic, plc,
710 Medtronic Parkway, Minneapolis, MN 55432-5604

Rhonda L. Ingalsbe, Senior Manager, Shareholder Services,
Medtronic plc, 710 Medtronic Parkway, Minneapolis, MN
55432-5604

as attorney-in-fact in my name, place and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Exchange
Act of 1934, including Forms 3, 4 and 5, and under Rule 144 of the Securities Act of 1933.

In Witness Whereof, I have hereunder set my name this 29th day of August 2018.

/s/John R Liddicoat
John R. Liddicoat, M.D.

Specimen Signature of Attorney(s)-in-Fact


/s/ Martha Ha
Martha Ha

/s/ Sarah M. Maveus
Sarah M. Maveus

/s/Rhonda L. Ingalsbe
Rhonda L. Ingalsbe